RXELITE HOLDINGS INC.

FINANCIAL STATEMENTS

JUNE 30, 2007
(UNAUDITED)

RXELITE HOLDINGS INC.
INDEX TO FINANCIAL STATEMENTS

Condensed Balance Sheets as of June 30, 2007 (Unaudited) and December 31, 2006	2

Condensed Statements of Operations for the Three Months and Six Months Ended June 30, 2007 and 2006 (Unaudited)	3

Condensed Statements of Cash Flows for the Six Months Ended June 30, 2007 and 2006 (Unaudited)	4

Notes to Condensed Financial Statements	5

RXELITE HOLDINGS INC.
CONDENSED BALANCE SHEETS

	June 30,
	2007	December 31,
	(Unaudited)	2006
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$390,703	$2,403,144
Accounts Receivable, Net	704,220	43,727
Related Party Receivables	61,631	60,675
Inventory	6,814,814	5,707,510
Prepaid Expenses	711,754	102,378
TOTAL CURRENT ASSETS	8,683,122	8,317,434

PROPERTY AND EQUIPMENT, NET	1,286,123	331,196

OTHER ASSETS
Intangible Assets	68,495	69,796
Restricted Deposits	56,116	60,013
TOTAL OTHER ASSETS	124,611	129,809

TOTAL ASSETS	$10,093,856	$8,778,439

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$6,517,174	$5,535,752
Accrued Expenses	617,707	366,716
Convertible Debentures	-	545,000
Current Portion of Capital Lease Obligations	43,916	13,872
Current Portion of Long-Term Debt – Related Party	628,697	257,151
TOTAL CURRENT LIABILITIES	7,807,494	6,718,491

LONG-TERM LIABILITIES
Capital Lease Obligations	83,283	31,628
Long-Term Debt – Related Party	189,132	766,098
TOTAL LONG-TERM LIABILITIES	272,415	797,726

TOTAL LIABILITIES	8,079,909	7,516,217

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common Stock; $.00237 Par Value, 100,000,000 Shares Authorized, 45,756,417 and 30,928,663 Shares Issued and Outstanding, Respectively	108,443	73,301
Additional Paid-In Capital	13,144,506	5,121,143
Subscription Shares Payable	6,953,071	5,097,334
Accumulated Deficit	(18,192,073)	(9,029,556)
TOTAL STOCKHOLDERS’ EQUITY	2,013,947	1,262,222

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$10,093,856	$8,778,439

See notes to condensed financial statements

RXELITE HOLDINGS INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Sales, Net	$735,600	$4,830,553	$882,473	$11,734,390
Cost of Goods Sold	560,254	4,721,027	699,499	11,533,730
Gross Profit	175,346	109,526	182,974	200,660

Operating Expenses
Selling Expense	785,001	207,259	1,235,734	434,220
Product Purchase Agreements	4,400,000	-	4,400,000	-
Salaries, Wages and Benefits	566,850	1,252,615	1,100,493	1,483,176
Research and Development	739,558	-	1,549,116	-
General and Administrative	365,327	341,728	668,393	444,190
Depreciation and Amortization	41,017	8,150	79,170	17,799

Total Operating Expenses	6,897,753	1,809,752	9,032,906	2,379,385

Loss from Operations	(6,722,407)	(1,700,226)	(8,849,932)	(2,178,725)

Other Income (Expense)
Interest Income	13,488	15,360	39,389	29,373
Interest Expense	(62,963)	(108,209)	(163,361)	(256,690)
Loss on Extinguishment of Debt	(188,054)	-	(188,054)	-
Loss on Disposal of Assets	-	(10,488)	-	(10,488)
Other	5,781	755	(559)	5,084

Total Other Expense	(231,748)	(102,582)	(312,585)	(232,721)

Loss Before Income Taxes	(6,954,155)	(1,802,808)	(9,162,517)	(2,411,446)

Income Tax Provision	-	-	-	-

Net Loss	$(6,954,155)	$(1,802,808)	$(9,162,517)	$(2,411,446)

Loss per Share
Basic	$(0.16)	$(0.10)	$(0.22)	$(0.14)
Diluted	$(0.16)	$(0.10)	$(0.22)	$(0.14)

Weighted Average Shares Outstanding
Basic	44,898,063	17,206,472	40,901,853	16,688,183
Diluted	44,898,063	17,206,472	40,901,853	16,688,183

See notes to condensed financial statements

RXELITE HOLDINGS INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
	2007	2006
Cash Flows from Operating Activities
Net Loss	$(9,162,517)	$(2,411,446)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities
Depreciation and Amortization	79,170	17,799
Loss on Disposal of Assets	-	10,488
Common and Preferred Stock Issued and Warrants Modified for Services and Employee Compensation	-	1,023,157
Common and Preferred Stock Issued and Warrants Modified for Other Expense	-	47,358
Subscription Shares Issued for Employee Compensation	15,229	-
Subscription Shares Issued for Services	3,495	-
Subscription Shares Issued for Product Purchase Agreements	4,400,000	-
Loss on Extinguishment of Debt	188,054	-
Decrease (Increase) in Operating Assets
Accounts and Related Party Receivables, Net	(661,449)	4,049,881
Inventory	(1,107,304)	2,541,329
Prepaid Expenses	(609,376)	73,273
Other Assets	3,897	366,073
Increase (Decrease) in Operating Liabilities
Accounts Payable	185,863	55,166
Accrued Expenses	469,210	(6,642,675)

Net Cash Used in Operating Activities	(6,195,728)	(869,597)

Cash Flows from Investing Activities – Purchase of Property and Equipment	(906,549)	(3,429)

Cash Flows from Financing Activities
Proceeds from Issuance of Preferred Stock	-	195,000
Proceeds from Issuance of Common Stock and Common Stock Subscribed	5,357,860	120,770
Proceeds from Convertible Debentures/Notes Payable	-	687,000
Payments on Convertible Debentures/Notes Payable	(180,888)	(126,688)
Payments on Capital Lease Obligations	(8,302)	-
Cash Paid for Stock Issuance Costs	(78,834)	-

Net Cash Provided by Financing Activities	5,089,836	876,082

Net Increase (Decrease) in Cash and Cash Equivalents	(2,012,441)	3,056
Cash and Cash equivalents, Beginning of Period	2,403,144	239,356

Cash and Cash Equivalents, End of Period	$390,703	$242,412

See notes to condensed financial statements

RXELITE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2007
(Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

RxElite Holdings Inc. (the “Company”) is a Delaware Corporation headquartered in Meridian, Idaho. The Company has offices in the states of Idaho and Texas. The Company is in the business of manufacturing and selling generic pharmaceuticals.

As more fully described in Note 14, on July 13, 2007, the Company, entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among the Company, Southridge Technology Group, Inc., a Delaware corporation (“STG”), and RxElite Acquisition Corp., a newly-formed, wholly-owned Delaware subsidiary of STG (“Acquisition Sub”). Upon closing of the merger transaction, Acquisition Sub was merged with and into the Company, and the Company, as the surviving corporation, became a wholly-owned subsidiary of STG.

NOTE 2 – BASIS OF PRESENTATION

The interim financial information of the Company as of June 30, 2007 and June 30, 2006 and for the three-month and six-month periods then ended is unaudited, and the balance sheet as of December 31, 2006 is derived from audited financial statements. The accompanying condensed financial statements have been prepared in accordance with U. S. generally accepted accounting principles for interim financial statements. Accordingly, they omit or condense footnotes and certain other information normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles. The accounting policies followed for quarterly financial reporting conform with the accounting policies disclosed in Note 2 to the Notes to Financial Statements for the year ended December 31, 2006. In the opinion of management, all adjustments that are necessary for a fair presentation of the financial information for the interim periods reported have been made. All such adjustments are of a normal recurring nature. The results of operations for the three months and six months ended June 30, 2007 are not necessarily indicative of the results that can be expected for the entire year ending December 31, 2007. The unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements and the notes thereto for the year ended December 31, 2006.

NOTE 3 – GOING CONCERN

The accompanying condensed financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses since inception and may continue to incur losses for the foreseeable future. The Company’s business plan anticipates that its near future activities will be funded from the issuance of additional equity and funds provided by ongoing operations.

RXELITE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2007
(Unaudited)

As discussed in Note 14, in July 2007, the Company completed a merger, and concurrent with the merger raised approximately $10.7 million of equity capital and converted approximately $1.9 million of Convertible Debentures through the issuance of 1,903,086 units in a private placement. Together with approximately $8.9 million of equity capital raised over a period of several months leading up to the merger, the Company has raised a total of approximately $19.6 million of equity capital. If sales are insufficient to support planned development of new products and expansion of operations, the Company will need to access additional equity or debt capital. If public or private financing is not available when needed or is not available on terms acceptable to the Company, the Company’s growth and revenue-generating plans may be materially impaired. Such results could have a material adverse effect on the Company’s financial condition, results of operations and future prospects. The condensed financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 4 – CONVERTIBLE DEBENTURES

During January 2007, the Company paid off two convertible debentures totaling $45,000, one for $20,000 and the other for $25,000.

On June 15, 2007, and effective upon the July 13, 2007 closing of the Private Placement discussed in Note 14, the three remaining convertible debentures holders elected to convert their debentures and related accrued interest for Subscription Shares Payable of Common Stock at $0.60 per share and warrants at 50% of the number of shares with a strike price of $0.85 exercisable upon certain conditions. The total amount elected to be converted was $500,000 in principal and $218,219 in accrued interest.

NOTE 5 – EQUITY TRANSACTIONS

Common Stock

On January 19, 2007, the Company issued 7,520,169 units at sixty cents ($0.60) each for a total of $4,512,101 in subscription shares payable which consist of 7,520,169 shares of Common Stock and 3,760,082 warrants. The warrants have a strike price of eighty five cents ($0.85) per share exercisable through January 19, 2009, or upon the Common Stock reaching a specified market price for a specified period.

On April 2, 2007, the Company issued 3,572,585 shares of Common Stock for $1,152,000 in cash and $991,551 in Subscription Shares Payable at sixty cents ($0.60) per share.  In conjunction with the stock issuance, the Company issued 1,786,292 Warrants to purchase shares of Common Stock, with a strike price of eighty five cents ($0.85) per share exercisable on/or before January 19, 2009, or upon the Common Stock reaching a specified market price for a specified period.

On April 19, 2007, the Company issued 3,735,000 shares of Common Stock for $1,794,300 in cash and $446,700 in Subscription Shares Payable at sixty cents ($0.60) per share. In conjunction with the stock issuance, the Company issued 1,867,500 Warrants to purchase shares of Common Stock with a strike price of eighty five cents ($0.85) per share exercisable on/or before January 19, 2009, or upon the Common Stock reaching a specified market price for a specified period.

RXELITE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2007
(Unaudited)

During the six months ended June 30, 2007, the Company paid $78,834 of stock issuance costs and accrued $571,543 in stock issuance costs in accounts payable.

Stock Subscriptions Payable

During the six months ended June 30, 2007, stock subscriptions payable increased by $2,411,560 for cash received, $15,229 for employee compensation, $3,494 for services, and $4,400,000 for marketing agreements expense. As discussed above, during this six-month period, stock subscriptions payable decreased by $5,950,352 for the issuance of a total of 9,917,253 shares of Common Stock at $0.60 per share.

Pursuant to a certain Letter of Intent between the Company and Minrad International, Inc. (“Minrad”), the Company is obligated to issue 1,500,000 shares of the Company’s Common Stock valued at $0.60 per share to Minrad in consideration for extended payment terms and certain pricing discounts and 5,833,333 shares of the Company’s Common Stock valued at $0.60 per share to International Capital Advisory Inc. (“ICA”) in discharge of a certain royalty obligation owed by Minrad to ICA on products commercialized by the Company and Minrad. The total value of this obligation of $4,400,000 has been recorded as Product Purchase Agreements expense in the accompanying condensed statements of operations for the three-month and six-month periods ended June 30, 2007.

NOTE 6 – STOCK OPTIONS AND WARRANTS

Stock Options

In January and February 2007, the Company entered into employment agreements with its Vice President - Sterile Operations, Chief Financial Officer and Regional Business Executive. Pursuant to these agreements, the Company has committed to issue options to purchase up to 545,000 shares of the Company’s common stock. Pursuant to verbal commitments, the Company is also obligated to issue options to other employees to purchase a total of 263,038 shares of the Company’s common stock. The options are to vest over a four-year period and have an exercise price of $0.60 per share.

The Company has adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share Based Payments, which requires companies to measure the cost of employee services received in exchange for equity instruments based on the fair value of those awards and to recognize the compensation expense over the requisite service period during which the awards are expected to vest. A liability and a corresponding stock based compensation expense for the above noted authorized but ungranted stock options amounting to $99,414 has been reflected in the accompanying financial statements at June 30, 2007.

RXELITE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2007
(Unaudited)

In July 2007, the Board of Directors of the Company approved the RxElite Holdings Inc. 2007 Incentive Stock Plan (the “Plan”) and the above options, and other employee stock options were granted under the Plan.

The Company estimated the grant date fair value of the options issued during the six months ended June 30, 2007 using the Black-Scholes option pricing model with the following assumptions:

Expected dividend yield	0.00%
Expected stock price volatility	81.90%
Risk-free interest rate	4.68%
Expected life of options	10 years

Stock Warrants

The following table summarizes the Company’s common stock warrants outstanding at June 30, 2007, along with the related activity for the six months then ended:

	Common Stock Warrants	Weighted Average Exercise Price

Outstanding at December 31, 2006	132,004	$0.00237
Granted	7,413,874	0.85000
Exercised	-	-
Forfeited	-	-
Outstanding at June 30, 2007	7,545,878	$0.83517

Exercisable at March 31, 2007	7,413,874	$0.85000

At June 30, 2007, the Company had an obligation of $384,677 included in accounts payable to issue 1,487,839 warrants exercisable into common stock at $0.60 per share and 553,938 warrants exercisable into common stock at $0.85 per share.

NOTE 7 – LOSS PER SHARE

The computation of basic earnings per common share is based on the weighted average number of shares outstanding during the period. The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the period plus the weighted average common stock equivalents which would arise from the exercise of stock options and warrants outstanding and the conversion of convertible debentures using the treasury stock method and the average market price per share during the period.

RXELITE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2007
(Unaudited)

A reconciliation of the number of shares used in the computation of the Company’s basic and diluted earnings per common share is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Weighted average number of common shares outstanding	44,898,063	17,206,472	40,901,853	16,688,183
Dilutive effect of warrants	-	-	-	-
Weighted average number of common shares outstanding, assuming dilution	44,898,063	17,206,472	40,901,853	16,688,183

No options or warrants are included in the computation of weighted average number of shares because the effect would be anti-dilutive. At June 30, 2007, the Company had outstanding warrants to purchase a total of 7,545,878 common shares of the Company, an obligation to grant options to purchase a total of 808,038 common shares of the Company, and an obligation to issue warrants to purchase an additional 2,041,777 common shares of the Company for advisory services that could have a future dilutive effect on the calculation of earnings per share.

NOTE 8 – SIGNIFICANT CUSTOMERS

During the three months ended June 30, 2007, the Company recorded revenues from three customers that approximated 48%, 21% and 15% of net sales, respectively. During the three months ended June 30, 2006, the Company recorded revenues from three customers that approximated 23%, 22% and 10% of net sales, respectively. During the six months ended June 30, 2007, the Company recorded revenues from three customers that approximated 44%, 20% and 13% of net sales, respectively. During the six months ended June 30, 2006, the Company recorded revenues from three customers that approximated 35%, 14% and 7% of net sales, respectively.

NOTE 9 – SIGNIFICANT SUPPLIERS

The Company out-sources all of its generic pharmaceutical manufacturing for its own label to outside sources. The Company out-sourced the manufacturing of all its pharmaceutical products to three companies in the three-month and six-month periods ended June 30, 2007 and to two companies in the three-month and six-month periods ended June 30, 2006. For the three-month and six-month periods ended June 30, 2007, the Company’s largest supplier accounted for approximately $507,000 or 87.5% of product purchases. For the three-month and six-month periods ended June 30, 2006, the Company’s largest supplier accounted for approximately $5,150,372 and $5,258,468 or 87% and 76% of product purchases, respectively.

RXELITE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2007
(Unaudited)

NOTE 10 – RECENT ACCOUNTING PRONOUNCEMENTS

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, and disclosure. FIN 48 is effective January 1, 2007. The Company adopted FIN 48 on January 1, 2007, and the provisions of FIN 48 were applied to all tax positions upon initial adoption of this standard. There was no financial statement impact of adopting FIN 48.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, Fair Value Measurements. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which provides guidance on how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another U.S. GAAP standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard will also require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of SFAS 157 is not expected to have a material impact on the Company’s results of operations or financial position.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets.” This statement amends SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement 125”, or SFAS 140, regarding (1) the circumstances under which a servicing asset or servicing liability must be recognized, (2) the initial and subsequent measurement of recognized servicing assets and liabilities, and (3) information required to be disclosed relating to servicing assets and liabilities. The Company adopted this standard on January 1, 2007, with no impact on its financial statements.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”, or SFAS 155. This statement amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principal cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative financial instrument. The Company adopted this standard on January 1, 2007, with no impact on its consolidated financial statements.

RXELITE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2007
(Unaudited)

NOTE 11 – SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid for interest was $91,163 and $67,422 for the six months ended June 30, 2007 and June 30, 2006, respectively. There was no cash paid for income taxes for the six months ended June 30, 2007 and June 30, 2006.

During the six months ended June 30, 2007, the Company:

•	Issued 9,917,255 common shares, increased common stock by $23,504, increased additional paid-in capital by $5,926,848, and reduced subscription shares payable by $5,926,848.

•	Increased accounts payable and decreased additional paid-in capital by $759,313 for advisory services payable relating to the equity funding.

•	Decreased convertible debentures and increased subscription shares payable by $500,000.

•	Decreased related party debt and increased subscription shares payable by $257,586.

•	Decreased accrued expenses and increased subscription shares payable by $218,219.

•	Acquired property and equipment through increase of capital lease obligations of $90,001.

•	Acquired property and equipment through the issuance of accounts payable of $36,246.

During the six months ended June 30, 2006, the Company:

•	Increased convertible debentures and decreased long-term debt - related party by $195,000.

•	Increased common stock by $500, increased additional paid-in capital by $99,500 and decreased long-term debt - related party by $100,000.

•	Increased accrued expenses and decreased long term debt by $2,594,989 and converted $7,169 of accrued interest to debt.

RXELITE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2007
(Unaudited)

•	Increased preferred stock by $6,225, increased additional paid-in capital by $1,238,775, and reduced subscription shares payable by $1,245,000.

•	Increased additional paid-in capital and decreased accumulated deficit by $102,642 for modification of preferred stock dividends.

•	Increased common stock by $104, increased additional paid-in capital by $20,646, and reduced subscription shares payable by $20,750.

NOTE 12 – OBLIGATIONS TO FORMER PREFERRED STOCK HOLDERS

On April 26, 2007, the Board of Directors approved and the company entered into an amended agreement with the former Preferred Stock holders that provides for cash payouts of $600,000 contingent on the Company going public in a qualified merger and for an additional buy back of up to an aggregate of 350,000 shares of common stock at $4 per share or up to $1.4 million dollars on/or before December 31, 2008. In the event that the Company receives warrants to purchase common shares in a qualified merger, the Company is to allocate 1,000,000 of such warrants to the Preferred Stock holders.

NOTE 13 – FDA APPROVAL

On May 2, 2007, the Company received FDA approval for generic pharmaceutical, Sevoflurane. Generic Sevoflurane is the Company’s planned principle product for 2007. The Company has exclusive rights to market generic Sevoflurane in the United States. The launch of Sevoflurane is a key component of the Company’s business plan and the Company’s future plans are largely dependent on successfully entering the market with this product and obtaining sufficient market share against competing pharmaceuticals to achieve profitable operations. There is no assurance the Company will be successful in these efforts.

NOTE 14 – SUBSEQUENT EVENTS

Stock Option Plan

On July 6, 2007, the Company adopted the RxElite Holdings Inc. 2007 Incentive Stock Plan (the “Plan”), which provides for the issuance of a variety of forms of equity awards, including stock options, restricted stock and stock appreciation rights to officers, directors, employees and other qualified persons. The Plan is administered by the Board of Directors of the Company or a committee appointed by the Board of Directors. The number of shares of the Company’s common stock initially reserved for issuance under the Plan is 14,873,883.

On July 6, 2007, the Board of Directors of the Company approved a grant of employee stock options to purchase a total of 2,482,850 shares of the Company’s common stock, including options to purchase 808,038 shares of the Company’s common stock for which contractual or verbal commitments had been previously made (see Note 6).

RXELITE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2007
(Unaudited)

On July 13, 2007, the Board of Directors of the Company approved the issuance to two of the Company’s non-employee directors of options to purchase a total of 800,000 shares of the Company’s common stock. The options vest over a period of four years and are exercisable for a period of ten years at $0.60 per share.

Merger

On July 13, 2007, the Company, entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among the Company, Southridge Technology Group, Inc., a Delaware corporation (“STG”), and RxElite Acquisition Corp., a newly-formed, wholly-owned Delaware subsidiary of the STG (“Acquisition Sub”). Upon closing of the merger transaction (the “Merger”), Acquisition Sub was merged with and into the Company, and the Company, as the surviving corporation, became a wholly-owned subsidiary of STG. STG intends to continue the business of the Company as its sole line of business. Upon closing of the Merger, all of the then-current officers and directors of STG resigned and were replaced by the Company’s officers and directors immediately prior to the Merger.

At the closing of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 0.090606 shares of STG’s common stock, and each option and warrant to purchase the Company’s common stock was converted on the same basis into, respectively, an option or, in the case of consenting warrant holders, warrants to purchase the Company’s common stock. An aggregate of 4,145,806 shares of STG’s common stock were issued to the holders of the Company’s common stock, and an aggregate of 224,961 and 683,702 shares of STG’s common stock were reserved for issuance under such Company options and warrants, respectively.

Pursuant to the terms of the Merger Agreement, STG assumed all of the Company’s obligations under the Company’s outstanding stock options and warrants. At the time of the Merger, the Company had outstanding stock options and warrants to purchase an aggregate of 2,482,850 and 7,545,878 shares of its common stock, respectively, which outstanding stock options and warrants became options and warrants to purchase an aggregate of 224,961 and 683,702 shares of STG’s common stock, respectively, after giving effect to the Merger. In connection with the assumption of the Company’s 2007 Incentive Stock Plan, under which 14,873,892 shares of the Company’s common stock were reserved for issuance as incentive awards to officers, directors, employees and other qualified persons, STG reserved 1,347,664 shares of its common stock for issuance under the assumed Plan. Neither STG nor the Company had any other options to purchase shares of common stock outstanding immediately prior to the closing of the Merger.

Immediately following the closing of the Merger, under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, STG transferred all of its pre-Merger operating assets and liabilities to its wholly-owned subsidiary, STG Holdings, Inc., a Delaware corporation (“SplitCo”). Thereafter, pursuant to a Split-Off Agreement, STG transferred all of the outstanding capital stock of SplitCo to Joseph M. Garzi and Sunodia Partners LP, two stockholders of STG, in exchange for cancellation of 9,050,000 shares of STG’s common stock held by such stockholder (the “Split-Off”), which left 1,495,000 shares of STG’s common stock held by existing stockholders of STG.

RXELITE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2007
(Unaudited)

The Merger is being accounted for as a reverse acquisition and recapitalization of the Company for financial accounting purposes. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of the Company and will be recorded at the historical cost basis of Company, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of STG and the Company, historical operations of the Company and operations of STG from the closing date of the Merger.

Private Placement

Immediately following the closing of the Merger and the effectuation of the Split-Off, STG raised $10,703,092 of equity capital and converted $1,899,273 of Convertible Debentures through the issuance of 1,903,086 units in a private placement (the “Private Placement”) at $6.622073 per unit, consisting of an aggregate of (i) 1,903,086 shares of STG’s common stock and (ii) two-year warrants to purchase an aggregate of an additional 951,542 shares of STG’s common stock at an exercise price of $9.381271 per whole share.

Forward Stock Split

Immediately following consummation of the Merger and the Private Placement, on July 13, 2007, STG’s Board of Directors declared an 11.036789 for 1 forward stock split in the form of a dividend of 10.036789 shares for each one share of outstanding stock.

Other Post-Merger Transactions

In July 2007, notes payable to related parties of $772,757, including $257,586 recorded as subscription shares payable at June 30, 2007, were paid in full in exchange for $515,171 in cash and 429,310 shares of STG’s common stock.

In July 2007, STG issued a two-year warrant to purchase 2,500,000 shares of STG’s common stock at a price of $0.60 per share and a two-year warrant to purchase 1,250,000 shares of STG’s common stock at a price of $0.85 to a company for advisory services.

In July 2007, STG issued a two-year warrant to purchase 379,963 shares of STG’s common stock at a price of $0.60 per share to an individual for advisory services.

STG paid $600,000 to the former holders of the Company’s Series A Preferred Stock and issued to them two-year warrants to purchase 1,000,000 shares of STG’s common stock at a price of $0.60 per share. STG is also obligated to offer to purchase from the former holders of the Company’s Series A Preferred Stock on/or before December 31, 2008 up to an aggregate of 350,000 shares of STG’s common stock at a price of $4.00 per share.

RXELITE HOLDINGS INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2007
(Unaudited)

The stockholders of the Company as of December 31, 2006 were issued two-year warrants to purchase 2,000,001 shares of STG’s common stock at a price of $0.85 per share.

STG issued an aggregate of 65,884 shares of STG’s common stock to certain non-executive employees of the Company who elected to convert an aggregate of $39,530 of deferred compensations into such stock.